                                                                                                                                             EXHIBIT 12
                                                                                                 COMPUTATION OF RATIO OF
                                                                                                 EARNINGS TO FIXED CHARGES
                                                                                                        UNAUDITED
                                                                                                 Fiscal Year Ended September 30
                                                          For the Twelve    ----------------------------------------------------------------------------------------------
                                                           Months Ended
                                                           June 30, 2003                 2002                 2001                 2000              1999            1998
                                                       -------------------------------------------------------------------------------------------------------------------

EARNINGS:

Income Before Interest Charges and Minority Interest
     in Foreign Subsidiaries (2)                                   $238,091             $222,137             $172,060             $226,696        $202,512       $118,085
Allowance for Borrowed Funds Used in Construction                       371                  446                  438                  424             303            110
Federal Income Tax                                                   43,359                8,637               71,625               22,143          44,583         43,626
State Income Tax                                                      9,453                1,385               21,330               13,067           6,215          6,635
Deferred Inc. Taxes - Net (3)                                        36,015               62,018              (55,844)              41,858          14,030        (26,237)
Investment Tax Credit - Net                                            (697)                (702)                (353)              (1,051)           (729)          (663)
Rentals (1)                                                           4,735                4,906                4,893                4,561           4,281          4,672
                                                       -------------------------------------------------------------------------------------------------------------------

                                                                   $331,327             $298,827             $214,149             $307,698        $271,195       $146,228
                                                       ===================================================================================================================

FIXED CHARGES:

Interest & Amortization of Premium and
   Discount of Funded Debt                                          $91,999              $90,543              $81,851              $67,195         $65,402        $53,154
Interest on Commercial Paper and
   Short-Term Notes Payable                                           3,926                6,218               21,733               23,840          17,319         13,605
Other Interest (2)                                                    7,015                7,410                2,072                7,495           2,835         16,919
Rentals (1)                                                           4,735                4,906                4,893                4,561           4,281          4,672
                                                       -------------------------------------------------------------------------------------------------------------------

                                                                   $107,675             $109,077             $110,549             $103,091         $89,837        $88,350
                                                       ===================================================================================================================

RATIO OF EARNINGS TO FIXED CHARGES                                     3.08                 2.74                 1.94                 2.98            3.02           1.66

Notes:
   (1) Rentals shown above represent the portion of all rentals (other than delay rentals) deemed representative of the interest factor.
   (2) The twelve months ended June 30, 2003 and fiscal 2002, 2001, 2000, 1999, and 1998 reflect the reclassification of $1,952, $1,927,
        $1,927, $1,979, $1,927 and $1,839 representing the loss on reacquired debt amortized during each period, from Other Interest Charges to Operation Expense.
   (3) Deferred Income Taxes - Net for the twelve months ended June 30, 2003 and fiscal 1998 excludes the cumulative effect of change in accounting.